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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements 33-30200, 33-14257, 33-30090, 33-36521, 33-54313 and 33-55545 on Form S-8 of
our report with respect to FHP International Corporation's financial statements dated September 8, 1994 appearing in this Annual Report on Form 10-K of FHP International Corporation for the year ended June 30, 1994 and our report with respect to the FHP International Corporation Employee Stock Ownership Plan's financial statements dated September 9, 1994 appearing as Exhibit 28.1 to the Annual Report on Form 10-K of FHP International Corporation for the year ended June 30, 1994.

DELOITTE & TOUCHE LLP


Costa Mesa, California
September 26, 1994